Exhibit 5.1

February 23, 2016
Board of Directors
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177

Re: Registration Statement on Form S-8
Gentlemen:
I have acted as counsel to Air Transport Services Group, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on the date hereof in order to register 3,000,000 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, for issuance and delivery pursuant to awards to be granted under the Air Transport Services Group, Inc. 2015 Long-Term Incentive Plan (the “Plan”).
In connection with rendering this opinion, I have examined, to the extent deemed necessary, originals or copies of: (a) the Registration Statement; (b) the Plan; (c) the Company’s certificate of incorporation, as currently in effect (the “Certificate”); (d) the Company’s by-laws, as currently in effect (the “By-Laws”); and (e) certain corporate records of the Company, including resolutions adopted by the directors of the Company. I have also relied upon such oral or written statements and representations of the officers of the Company as I have deemed relevant as a basis for this opinion.
In my examination of the aforesaid records and documents, I have assumed, without independent investigation, the authenticity of all records and documents examined by me, the correctness of the information contained in all records and documents examined, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authority of all individuals entering and maintaining records, and the conformity to authentic originals of all items submitted as copies (whether certified, conformed, photo static or by other electronic means) of records and documents.
I have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, I have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to my knowledge concerning such facts should be drawn.
As used herein, the phrase “validly issued” means that the particular action has been authorized by all necessary corporate action of the Company and that the Company has the corporate authority to take such action under the Delaware General Corporation Law and the Company’s Certificate and By-Laws.
Based upon and subject to the foregoing and subject to the qualifications and limitations set forth below, as of the date hereof, I am of the opinion that the 3,000,000 shares of Common Stock to be registered under the Act pursuant to the Registration Statement for issuance and delivery under the Plan, when issued, delivered and paid for, as appropriate, in the manner provided and for the consideration, if any, prescribed in the Plan and in any award agreements entered into by participants in the Plan with the Company as contemplated by the Plan, will be validly issued, fully paid and non-assessable, assuming compliance with applicable securities laws.
This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and I assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.
I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me therein. By giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations.
Sincerely,
/s/ W. Joseph Payne
W. Joseph Payne
Senior Vice President, Corporate General Counsel and Secretary